SHATSWELL, MACLEOD & COMPANY, P.C.
                          Certified Public Accountants

                                 83 Pine Street
                     West Peabody, Massachusetts 01890-3635
                            Telephone (508) 535-0208
                            Facsimile (508) 536-9908


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form S-4 of New England Community Bancorp. Inc., of our report dated January 30, 1997, except for Note 13, as to which the date is February 25, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement, which is part of such Registration Statement.

                                        /s/Shatswell, MacLeod & Company, P.C.
                                        -------------------------------------
                                           Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
June 27, 1997